FDIC-assisted Acquisition of First National Bank of Crestview January 23, 2015 Investor Presentation Exhibit 99.2

2 General Information and Limitations Forward-Looking Statements Statements contained in this presentation that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “preliminary,” or similar words, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s estimates, assumptions, and projections as of the date of the presentation and are not guarantees of future performance.  Actual results may differ materially from the results expressed or implied by these forward-looking statements as the result of risks, uncertainties and other factors.  Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite shareholder approvals; (ii) the risk that First NBC Bank Holding Company (First NBC) may be unable to obtain governmental and regulatory approvals required to consummate the proposed transaction, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to closing may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; and (ix) other factors which First NBC discusses or refers to in the “Risk Factors” section of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC).  Copies of the company’s SEC filings may be downloaded from the Internet at no charge from www.sec.gov or ir.firstnbcbank.com/sec.cfm. First NBC cautions you not to place undue reliance on the forward-looking statements contained in this presentation, which the company undertakes no obligation to update or revise to reflect future events, information or circumstances arising after the date of this presentation. Market data used in this presentation has been obtained from independent industry sources and publications as well as from research reports prepared for other purposes. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable.  The company has not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation.

Loans: Deposits: On January 16, 2015, First NBC entered into an agreement with the FDIC to purchase certain assets and assume certain liabilities of First National Bank of Crestview, a national full-service commercial bank headquartered in Crestview, Florida. 4 Transaction Overview $79 million - Purchase of approximately $26 million with no loss share agreement - No other real estate owned purchased - Expected loan mark of approximately 9% of total loans Three full-service branches in Crestview, Florida Expected in 2nd Quarter of 2015 Branches: Targeted System Conversion: Investment Securities: $21 million Note: Balances of acquired assets and assumed liabilities based on preliminary estimates and are subject to reconciliation.

• Entrance into the Florida Panhandle • First NBC Bank acquires three full-service locations in Crestview, Florida • Top deposit market share in Crestview (21.9%); 2.4% in Okaloosa County • Attractive market demographics-Estimated 2013 market population (1.4 million) exceeds New Orleans metropolitan area (1.3 million) • Strong deposit market - $18.6 billion in market deposits • Low deposit concentration - No bank holds more than 15% of deposit market share • Increase Pro Forma Deposits to $3.0 billion, as of September 30, 2014 • Regulatory Considerations • First NBC Bank remains "well-capitalized" on pro forma basis, as of September 30, 2014 • Pro Form Tier 1 Leverage Ratio, as of September 30, 2014, in excess of 11.01% 5 Transaction Highlights Source: U.S. Census Bureau, www.fdic.gov, Economic Modeling Specialists Intl.

Source: SNL Financial, MapPoint 6 Pro Forma Branch Footprint Crestview Locations FNBC Locations

Source: SNL Financial, data as of the most recent quarter ended 9/30/2014 Note: Regulatory financials used for comparative purposes. 8 Pro Forma Loan Composition FNBC Crestview Pro Forma

Source: SNL Financial, data as of the most recent quarter ended 9/30/2014 Note: Regulatory financials used for comparative purposes. 8 Pro Forma Deposit Composition FNBC Crestview Pro Forma